Exhibit 4.1    Common Stock Compensation Agreements

                          Agreement With Consultant


      1. Introduction. This Agreement is made this 7th day of February, 2000 by and between China Premium Food Corporation, a Delaware corporation having a place of business in North Palm Beach, Florida (the "Company" or "CPFC") and Tim Ransom d/b/a Ransom Group, 3684 Canada Road, Lakeland, TN 38002 (Consultant), in consideration of the mutual covenants and promises contained herein.

      2. Retention and Description of Services. During the term of this Agreement, Consultant will furnish consulting services and advice as specifically requested by Management of CPFC. The services and advice will relate to work being done or planned by CPFC in connection with the creation of general promotional and packaging materials for the products sold by CPFC or its subsidiaries including, but not limited to, art work, graphic design and advertising materials, and the creation of and advise concerning appropriate product packaging, promotion and advertising concepts for utilization by CPFC or its subsidiaries.

      3. Term of Agreement. Consultant's services shall be available to CPFC for a period of one year, to be renewed from year to year upon the mutual agreement of the parties hereto.

      4. Where Services Are to Be Performed. Consultant's services will be performed at Consultant's facilities or such other places that are appropriate and are mutually agreed to by Consultant and CPFC.

      5. Compensation. CPFC will pay Consultant for its out of pocket expenses, which have been pre-approved by CPFC, and a fee based upon invoices submitted to CPFC by Consultant. CPFC shall pay 100% of Consultant's expenses in cash; the invoice fees shall be paid to Consultant by CPFC either in cash or, if the parties agree in a written Addendum (which shall be attached to this Agreement, dated and executed by the parties), by the issuance of an equivalent amount of its common stock pursuant to this agreement, valued at the market price of such shares on the trading day on which such Addendum to this Consulting Agreement is executed.

      6. Rule 428 Prospectus Information. The parties agree that this agreement shall be deemed an "employee benefit plan" as defined in Rule 405 of Regulation C under the Securities Act of 1933 and that the "plan" shall be self administered by Consultant. Consultant acknowledges the following:

      a. CPFC will cause to be filed a registration statement on Form S-8 to register the common stock issued to Consultant by CPFC pursuant to this agreement and to register the resale of that common stock.

      b. The information contained in Form S-8 and any resale prospectus may disclose details concerning this agreement, which disclosure will not be confidential.

      c. This agreement is compensatory in nature and purpose with respect to obligations of CPFC owing to Consultant, which from time to time will be current obligations, and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

      d. Consultant shall self administer this plan and has the sole discretion to dispose of or distribute the securities issued under this agreement, unless prohibited by law.

      e. The common stock of CPFC issued under this agreement has been registered under Section 12(g) of the Securities Exchange Act of 1934.

      f. As an "employee benefit plan" this agreement is limited to the benefit of Consultant. CPFC, however, may enter into similar agreements, from time to time which, constitute separate employee benefit plans for other consultants, advisors, employees, directors or officers of CPFC.

      g. Consultant is not required to contribute toward the securities issued under this agreement, except for services rendered by Consultant under this agreement.

      h. Given the nature of this agreement as compensatory in nature and purpose and the sole discretion of Consultant in administering this plan, CPFC will not issue any reports concerning the plan to Consultant, other than to provide an annual recap of the securities issued and cash paid hereunder as required by the Internal Revenue Code and appurtenant rules and regulations.

      i. CPFC has not imposed any resale restrictions on the securities issued under this agreement.

      j. This plan is not qualified under Section 401 of the Internal Revenue Code of 1986. The value of the securities issued under this agreement constitutes ordinary income to Consultant.

      k.  This agreement cannot be assigned or hypothecated by Consultant.

      l.  This agreement will terminate or be forfeited as provided herein.

      m. This agreement does not provide for the holding of securities, funds or other assets and, as such, no lien has or may be created on any such securities, funds or assets.

      n. The following documents are incorporated by reference and are available at no charge to the Consultant upon written or oral request to the Secretary of CPFC at China Peregrine Food Corporation, 11300 US Highway 1, Suite 202, North Palm Beach, FL, 33408, Tel. No. 561-625-1411:

           i.   Form 10-SB/A, effective January 8, 1999
           ii.  Form 10-KSB/A for Y/E December 31, 1998
           iii. Form 10Q for period ending September 30, 1999
           iv. Such other documents as may be designated in the aforesaid Form S-8 Registration Statement

      7. Reimbursement of Travel Expenses. If pre-approved by CPFC upon the request of Consultant, CPFC will reimburse Consultant for all authorized expenses incurred by Consultant for travel required in connection with the furnishing services under this Agreement.
Reimbursement of travel expenses shall be made on the basis of itemized statements submitted by Consultant and including, whenever possible, actual bills, receipts, or other evidence of expenditures.

      8. Consultant an Independent Contractor. Consultant will furnish Consultant's services as an independent contractor and not as an employee of CPFC or of any company affiliated with CPFC. Consultant has no power or authority to act for, represent, or bind CPFC or any company affiliated with CPFC in any manner. Except as provided in this agreement, Consultant is not entitled to any medical coverage, life insurance, participation in CPFC's savings plan, or other benefits afforded to CPFC's regular employees, or those of CPFC's affiliated companies. If CPFC or any of CPFC's affiliated companies is required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant, Consultant will reimburse CPFC or the affiliated company in full for taxes paid, and permit CPFC to make deductions for taxes required to be withheld from any sum due Consultant.

      9. Consultant Not to Engage in Conflicting Activities. During the time of this Agreement, Consultant will not enter into any activity, employment, or business arrangement that conflicts with CPFC's interests or Consultant's obligations under this Agreement. In view of the sensitive nature of Consultant's status, CPFC shall have the option of terminating this Agreement at any time if, in CPFC's sole judgment, a conflict of interest exists or is imminent. Consultant will advise CPFC of Consultant's position with respect to any activity, employment, or business arrangement contemplated by Consultant that may be relevant to this Paragraph. For this purpose, Consultant agrees to disclose any such plans to CPFC prior to implementation.

      10. Trade Secrets and Inventions. Consultant will treat as proprietary any information belonging to CPFC, CPFC's affiliated companies, or any third parties, disclosed to Consultant in the course of Consultant's services. Consultant assigns and agrees to assign to CPFC or CPFC's nominee all rights in inventions or other proprietary information conceived by Consultant during the term of this Agreement with respect to any work that Consultant performs under this Agreement.

      11. Inside Information--Securities Laws Violations. In the course of the performance of Consultant's duties, it is expected that Consultant will receive information that is considered material inside information within the meaning and intent of the federal securities laws, rules, and regulations. Consultant will not disclose this information directly or indirectly for Consultant or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in CPFC's securities or those of any of CPFC's affiliated companies.

      12. Warranty That Agreement Does Not Contemplate Corrupt Practices-- Domestic or Foreign. Consultant represents and warrants that (a) all payments under this Agreement constitute compensation for services performed and (b) this Agreement and all payments, and the use of the payments by Consultant, do not and shall not constitute an offer, payment, or promise, or authorization of payment of any money or gift to an official or political party of, or candidate for political office in, any jurisdiction within or outside the United States. These payments may not be used to influence any act or decision of an official, party, or candidate in his, her, or its official capacity, or to induce such official, party, or candidate to use his, her, or its influence with a government to affect or influence any act or decision of such government to assist CPFC in obtaining, retaining, or directing business to CPFC or any person or other corporate entity. As used in this Paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency, or instrumentality of a government.

      13. Termination of Agreement by Notice. Either party may terminate this Agreement upon thirty days' notice by registered or certified mail, return receipt requested, addressed to the other party.

      14. Governing Law. This Agreement is subject to and shall be interpreted in accordance with the laws of Delaware.

                             CHINA PREMIUM FOOD CORPORATION

                             By /s/ Roy G. Warren
                                ------------------------------
                                Roy G. Warren, President

                             CONSULTANT

                             /s/ Tim Ransom d/b/a/ Ransom Group
                             ----------------------------------
                             Tim Ransom d/b/a Ransom Group

                            ADDENDUM TO AGREEMENT

Reference is made to a certain Consulting Agreement by and between the
parties, dated   February 7, 2000, to which this Addendum is attached and
in which it is incorporated.

Pursuant to Paragraph 4 of the Consulting Agreement, the parties agree as follows:

Compensation in Common Stock. For the period ending and for services rendered by Consultant through December 31, 1999, the parties have agreed that CPFC shall pay Consultant for fees in common stock totaling 51,314 shares of the common stock of CPFC, valued at the market price of such shares on the trading day on which this Addendum to Consulting Agreement is executed, or $0.75 per share.

                             CHINA PREMIUM FOOD CORPORATION
                             (Formerly China Peregrine Food Corporation)


                             By /s/ Roy G. Warren
                                ------------------------------
                                Roy G. Warren, President and
                                Chief Executive Officer


                             CONSULTANT


                             /s/ Tim Ransom d/b/a Ransom Group
                             ---------------------------------
                             Tim Ransom d/b/a Ransom Group

Dated: February 7, 2000


                          Agreement With Consultant


      1. Introduction. This Agreement is made this 7th day of February, 2000, by and between China Premium Food Corporation, a Delaware corporation having a place of business in North Palm Beach, Florida (the "Company" or "CPFC") and Roy D. Toulan, Jr., Esquire, 183 State Street, Boston, MA 02109 (Consultant), in consideration of the mutual covenants and promises contained herein.

      2. Retention and Description of Services. Consultant has furnished legal and consulting services and advice as specifically requested by Management of CPFC. The services and advice relates to work being done or planned by CPFC in connection with general corporate and business law issues not related to fund raising activities of CPFC.

      3. Term of Agreement. Consultant's services shall be available to CPFC for a period of one year, to be renewed from year to year upon the mutual agreement of the parties hereto.

      4. Where Services Are to Be Performed. Consultant's services will be performed at Consultant's facilities or such other places that are appropriate and are mutually agreed to by Consultant and CPFC.

      5. Compensation. CPFC will pay Consultant for its out of pocket expenses, which have been pre-approved by CPFC, and a fee based upon invoices submitted to CPFC by Consultant. For the balance due to Consultant for the fiscal year 1999, in the amount of $60,000 in fees, CPFC shall compensate Consultant by the issuance of an equivalent amount of its common stock pursuant to this agreement, valued at the market price of such shares on the date of this Agreement, which is $0.75 per share.

      6. Rule 428 Prospectus Information. The parties agree that this agreement shall be deemed an "employee benefit plan" as defined in Rule 405 of Regulation C under the Securities Act of 1933 and that the "plan" shall be self administered by Consultant. Consultant acknowledges the following:

      a. CPFC will cause to be filed a registration statement on Form S-8 to register the common stock issued to Consultant by CPFC pursuant to this agreement and to register the resale of that common stock.

      b. The information contained in Form S-8 and any resale prospectus may disclose details concerning this agreement, which disclosure will not be confidential.

      c. This agreement is compensatory in nature and purpose with respect to obligations of CPFC owing to Consultant, which from time to time will be current obligations, and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

      d. Consultant shall self administer this plan and has the sole discretion to dispose of or distribute the securities issued under this agreement, unless prohibited by law.

      e. The common stock of CPFC issued under this agreement has been registered under Section 12(g) of the Securities Exchange Act of 1934.

      f. As an "employee benefit plan" this agreement is limited to the benefit of Consultant. CPFC, however, may enter into similar agreements, from time to time which, constitute separate employee benefit plans for other consultants, advisors, employees, directors or officers of CPFC.

      g. Consultant is not required to contribute toward the securities issued under this agreement, except for services rendered by Consultant under this agreement.

      h. Given the nature of this agreement as compensatory in nature and purpose and the sole discretion of Consultant in administering this plan, CPFC will not issue any reports concerning the plan to Consultant, other than to provide an annual recap of the securities issued and cash paid hereunder as required by the Internal Revenue Code and appurtenant rules and regulations.

      i. CPFC has not imposed any resale restrictions on the securities issued under this agreement.

      j. This plan is not qualified under Section 401 of the Internal Revenue Code of 1986. The value of the securities issued under this agreement constitutes ordinary income to Consultant.

      k.  This agreement cannot be assigned or hypothecated by Consultant.

      l.  This agreement will terminate or be forfeited as provided herein.

      m. This agreement does not provide for the holding of securities, funds or other assets and, as such, no lien has or may be created on any such securities, funds or assets.

      n. The following documents are incorporated by reference and are available at no charge to the Consultant upon written or oral request to the Secretary of CPFC at China Peregrine Food Corporation, 11300 US Highway 1, Suite 202, North Palm Beach, FL, 33408, Tel. No. 561-625-1411:

           i.   Form 10-SB/A, effective January 8, 1999
           ii.  Form 10-KSB/A for Y/E December 31, 1998
           iii. Form 10Q for period ending September 30, 1999
           iv. Such other documents as may be designated in the aforesaid Form S-8 Registration Statement

      7. Reimbursement of Travel Expenses. If pre-approved by CPFC upon the request of Consultant, CPFC will reimburse Consultant for all authorized expenses incurred by Consultant for travel required in connection with the furnishing services under this Agreement.
Reimbursement of travel expenses shall be made on the basis of itemized statements submitted by Consultant and including, whenever possible, actual bills, receipts, or other evidence of expenditures.

      8. Consultant an Independent Contractor. Consultant will furnish Consultant's services as an independent contractor and not as an employee of CPFC or of any company affiliated with CPFC. Consultant has no power or authority to act for, represent, or bind CPFC or any company affiliated with CPFC in any manner. Except as provided in this agreement, Consultant is not entitled to any medical coverage, life insurance, participation in CPFC's savings plan, or other benefits afforded to CPFC's regular employees, or those of CPFC's affiliated companies. If CPFC or any of CPFC's affiliated companies is required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant, Consultant will reimburse CPFC or the affiliated company in full for taxes paid, and permit CPFC to make deductions for taxes required to be withheld from any sum due Consultant.

      9. Consultant Not to Engage in Conflicting Activities. During the time of this Agreement, Consultant will not enter into any activity, employment, or business arrangement that conflicts with CPFC's interests or Consultant's obligations under this Agreement. In view of the sensitive nature of Consultant's status, CPFC shall have the option of terminating this Agreement at any time if, in CPFC's sole judgment, a conflict of interest exists or is imminent. Consultant will advise CPFC of Consultant's position with respect to any activity, employment, or business arrangement contemplated by Consultant that may be relevant to this Paragraph. For this purpose, Consultant agrees to disclose any such plans to CPFC prior to implementation.

      10. Trade Secrets and Inventions. Consultant will treat as proprietary any information belonging to CPFC, CPFC's affiliated companies, or any third parties, disclosed to Consultant in the course of Consultant's services. Consultant assigns and agrees to assign to CPFC or CPFC's nominee all rights in inventions or other proprietary information conceived by Consultant during the term of this Agreement with respect to any work that Consultant performs under this Agreement.

      11. Inside Information--Securities Laws Violations. In the course of the performance of Consultant's duties, it is expected that Consultant will receive information that is considered material inside information within the meaning and intent of the federal securities laws, rules, and regulations. Consultant will not disclose this information directly or indirectly for Consultant or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in CPFC's securities or those of any of CPFC's affiliated companies.

      12. Warranty That Agreement Does Not Contemplate Corrupt Practices-- Domestic or Foreign. Consultant represents and warrants that (a) all payments under this Agreement constitute compensation for services performed and (b) this Agreement and all payments, and the use of the payments by Consultant, do not and shall not constitute an offer, payment, or promise, or authorization of payment of any money or gift to an official or political party of, or candidate for political office in, any jurisdiction within or outside the United States. These payments may not be used to influence any act or decision of an official, party, or candidate in his, her, or its official capacity, or to induce such official, party, or candidate to use his, her, or its influence with a government to affect or influence any act or decision of such government to assist CPFC in obtaining, retaining, or directing business to CPFC or any person or other corporate entity. As used in this Paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency, or instrumentality of a government.

      13. Termination of Agreement by Notice. Either party may terminate this Agreement upon thirty days' notice by registered or certified mail, return receipt requested, addressed to the other party.

      14. Governing Law. This Agreement is subject to and shall be interpreted in accordance with the laws of Delaware.


                             CHINA PREMIUM FOOD CORPORATION


                             By /s/
                                ------------------------------
                                Title:

                             CONSULTANT


                             /s/ Roy D. Toulan, Jr. Esquire
                             ------------------------------
                             Roy D. Toulan, Jr., Esquire